Exhibit 99.1
FOR IMMEDIATE RELEASE
Emdeon Reports Second Quarter 2011 Results
•	Revenue of $282.1 million, increased 16.0% over second quarter 2010

•	Non-GAAP Adjusted EBITDA of $74.7 million, increased 14.7% over second quarter 2010
NASHVILLE, Tenn. (August 8, 2011) — Emdeon Inc. (NYSE: EM), a leading provider of healthcare revenue and payment cycle management and clinical information exchange solutions, today announced financial results for the second quarter ended June 30, 2011, as summarized below:

(In millions, except per share amts)	2Q 11	2Q 10	% Change
Revenue	$282.1	$243.3	16.0%
Net Income	$9.2	$7.3	27.2%
Earnings per share (diluted)	$0.06	$0.05	20.0%
Non-GAAP Adjusted EBITDA	$74.7	$65.2	14.7%
Non-GAAP Adjusted EPS	$0.26	$0.22	18.2%
Non-GAAP fully diluted shares	124.2	122.6	1.3%
“We are pleased with our financial results for the second quarter. Our new initiatives in clinical information exchange and recently acquired solutions are resonating with our customer base. Emdeon’s revenue cycle management and payment distribution solutions also continued to contribute solid organic growth,” said George Lazenby, Emdeon’s chief executive officer. “We are especially pleased with the performance of our newest acquisition, EquiClaim. Interest in this payment integrity solution has been strong among our customers and is performing well against our internal targets.”
Second quarter revenue was $282.1 million, an increase of 16.0%, compared to $243.3 million for the same period in 2010, as a result of recent acquisitions and organic growth. GAAP operating income for the second quarter of 2011 was $27.6 million compared to $30.6 million for the same period in 2010, a decrease of 10.0%. This decrease was primarily due to higher depreciation and amortization expense from 2010 acquisitions and capital expenditures, as well as higher equity compensation expense. Second quarter Non-GAAP Adjusted EBITDA grew 14.7% to $74.7 million, or 26.5% of revenue, from Non-GAAP Adjusted EBITDA of $65.2 million, or 26.8% of revenue, in the comparable period in 2010. The slight decrease in Non-GAAP Adjusted EBITDA as a percentage of revenue was primarily due to increased investment in new solutions combined with revenue mix changes, including the impact of recent acquisitions.
GAAP net income (before noncontrolling interest) for the second quarter of 2011 was $9.2 million compared to GAAP net income of $7.3 million for the same period in 2010. GAAP net income per diluted share for the second quarter of 2011 was $0.06 compared to $0.05 for the same period in 2010. Non-GAAP Adjusted Net Income per fully diluted share for the second quarter of 2011 was $0.26, using a weighted average fully diluted share count of 124.2 million, compared to $0.22, using a weighted average fully diluted share count of 122.6 million, for the same period in 2010.

A reconciliation of Emdeon’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
Financial Outlook
Emdeon maintained its previously announced 2011 annual financial outlook ranges of $1.105 to $1.135 billion for revenue, $300 to $310 million for Non-GAAP Adjusted EBITDA and $1.00 to $1.06 for Non-GAAP Adjusted Net Income per fully diluted share (using a weighted average share count of 124.0 million).
Cancellation of Conference Call and Webcast
As noted in an earlier release, Emdeon entered into a definitive merger agreement on August 3, 2011 with Blackstone Capital Partners VI L.P. under which this Blackstone fund will acquire a controlling interest in Emdeon. With the proposed transaction, Emdeon will not host a conference call to discuss financial results for the second quarter of 2011. The Company expects to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 on or about August 9, 2011.
About Emdeon
Emdeon is a leading provider of revenue and payment cycle management and clinical information exchange solutions, connecting payers, providers and patients in the U.S. healthcare system. Emdeon’s product and service offerings integrate and automate key business and administrative functions of its payer and provider customers throughout the patient encounter. Through the use of Emdeon’s comprehensive suite of products and services, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle and clinical information exchange processes. For more information, visit www.emdeon.com.
Forward-Looking Statements
Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which Emdeon intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning the proposed merger transaction and Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to the proposed merger transaction and Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to the proposed merger transaction include unexpected costs or liabilities, delays due to regulatory review, certain closing conditions (including the committed financing) may not be timely satisfied or waived, litigation may be commenced and general economic and business conditions may change. Such factors related to Emdeon’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Emdeon’s solutions; Emdeon’s ability to maintain relationships with its customers and channel partners; Emdeon’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; pricing pressures on Emdeon’s solutions; the anticipated benefits from acquisitions not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as Emdeon’s periodic and other reports, filed with the Securities and Exchange Commission.
You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
# # #
Contacts:
Investor Relations
Tommy Lewis
615.932.3235
tlewis@emdeon.com

Emdeon Inc.
Condensed Consolidated Statements of Operations
(unaudited and amounts in thousands, except share and per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010

Revenue	$282,110	$243,289	$553,608	$480,568
Costs and expenses:

Cost of operations (exclusive of depreciation and amortization below)	174,757	148,444	344,011	292,430
Development and engineering	9,358	8,695	18,260	17,248
Sales, marketing, general and administrative	31,498	26,243	63,145	52,362
Depreciation and amortization	38,934	29,278	76,956	57,053

Operating income	27,563	30,629	51,236	61,475
Interest income	(3)	(5)	(6)	(8)
Interest expense	12,653	15,919	25,282	31,584
Other	(2,235)	(2,060)	(3,638)	(1,770)

Income before income tax provision	17,148	16,775	29,598	31,669
Income tax provision	7,920	9,520	13,095	20,152

Net income	9,228	7,255	16,503	11,517
Net income attributable to noncontrolling interest	3,427	3,026	6,309	5,399

Net income attributable to Emdeon Inc.	$5,801	$4,229	$10,194	$6,118

Net income per share Class A common stock:
Basic	$0.06	$0.05	$0.11	$0.07

Diluted	$0.06	$0.05	$0.11	$0.07

Weighted average common shares outstanding:
Basic	91,057,293	90,061,975	91,022,516	89,879,916

Diluted	91,341,309	90,759,030	91,294,114	90,648,401

Emdeon Inc.
Condensed Consolidated Balance Sheets
(unaudited and amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$122,460	$99,188
Accounts receivable, net of allowance for doubtful accounts of $5,523 and $5,394 at June 30, 2011 and December 31, 2010, respectively	184,992	174,191
Deferred income tax assets	7,811	7,913
Prepaid expenses and other current assets	25,410	25,020

Total current assets	340,673	306,312
Property and equipment, net	230,979	231,307
Goodwill	926,164	908,310
Intangible assets, net	1,007,194	1,035,886
Other assets, net	8,825	9,750

Total assets	$2,513,835	$2,491,565

Liabilities and equity
Current liabilities:
Accounts payable	$6,379	$4,732
Accrued expenses	105,429	112,245
Deferred revenues	12,547	12,130
Current portion of long-term debt	12,492	12,494

Total current liabilities	136,847	141,601
Long-term debt, excluding current portion	936,222	933,749
Deferred income tax liabilities	201,528	200,357
Tax receivable agreement obligations to related parties	137,964	138,533
Other long-term liabilities	15,165	22,037
Commitments and contingencies
Equity:
Preferred stock (par value, $0.00001), 25,000,000 shares authorized and 0 shares issued and outstanding	—	—
Class A common stock (par value, $0.00001), 400,000,000 shares authorized and 91,208,582 and 91,064,486 shares outstanding at June 30, 2011 and December 31, 2010, respectively	1	1
Class B common stock, exchangeable (par value, $0.00001), 52,000,000 shares authorized and 24,689,142 shares outstanding at June 30, 2011 and December 31, 2010	—	—
Additional paid-in capital	749,536	738,888
Contingent consideration	1,955	1,955
Accumulated other comprehensive loss	(1,280)	(2,569)
Retained earnings	63,444	53,250

Emdeon Inc. equity	813,656	791,525
Noncontrolling interest	272,453	263,763

Total equity	1,086,109	1,055,288

Total liabilities and equity	$2,513,835	$2,491,565

Emdeon Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited and amounts in thousands)

	For the Six Months
	Ended June 30,
	2011	2010
Operating activities
Net income	$16,503	$11,517
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76,956	57,053
Equity compensation expense	11,483	7,847
Deferred income tax expense	2,058	7,250
Amortization of debt discount and issuance costs	6,945	6,300
Amortization of discontinued cash flow hedge from other comprehensive loss	1,879	2,918
Change in contingent consideration	(3,638)	(1,770)
Change in fair value of interest rate swap (not subject to hedge accounting)	(5,163)	—
Other	16	(50)
Changes in operating assets and liabilities:
Accounts receivable	(8,819)	814
Prepaid expenses and other	2,360	1,909
Accounts payable	3,925	(1,550)
Accrued expenses and other liabilities	399	(456)
Deferred revenues	417	(1,190)
Tax receivable agreement obligations to related parties	(2,913)	(1,480)

Net cash provided by operating activities	102,408	89,112

Investing activities
Purchases of property and equipment	(34,088)	(35,772)
Payments for acquisitions, net of cash acquired	(39,758)	(41,991)
Other	—	(3,000)

Net cash used in investing activities	(73,846)	(80,763)

Financing activities
Debt principal payments	(4,275)	(3,775)
Other	(1,015)	(104)

Net cash used in financing activities	(5,290)	(3,879)

Net increase in cash and cash equivalents	23,272	4,470
Cash and cash equivalents at beginning of period	99,188	211,999

Cash and cash equivalents at end of period	$122,460	$216,469

Segment Information
(unaudited and amounts in thousands)

		For the Three Months Ended June 30, 2011				For the Three Months Ended June 30, 2010
				Corporate &					Corporate &
	Payer	Provider	Pharmacy	Eliminations	Consolidated	Payer	Provider	Pharmacy	Eliminations	Consolidated
Revenue from external customers
Claims management	$52,972	$—	$—	$—	$52,972	$49,695	$—	$—	$—	$49,695
Payment services	62,507	—	—	—	62,507	56,504	—	—	—	56,504
Patient statements	—	65,022	—	—	65,022	—	65,705	—	—	65,705
Revenue cycle management	—	72,945	—	—	72,945	—	43,511	—	—	43,511
Dental	—	7,871	—	—	7,871	—	7,947	—	—	7,947
Pharmacy services	—	—	20,793	—	20,793	—	—	19,927	—	19,927
Inter-segment revenue	864	124	—	(988)	—	680	72	—	(752)	—

Net revenue	116,343	145,962	20,793	(988)	282,110	106,879	117,235	19,927	(752)	243,289
Costs and expenses:
Cost of operations	77,545	89,268	8,872	(928)	174,757	69,947	71,963	7,254	(720)	148,444
Development and engineering	2,869	4,713	1,776	—	9,358	2,992	3,898	1,805	—	8,695
Sales, marketing, general and administrative	7,058	9,439	1,287	13,714	31,498	6,206	6,810	1,503	11,724	26,243

Segment contribution (1)	$28,871	$42,542	$8,858	$(13,774)	66,497	$27,734	$34,564	$9,365	$(11,756)	59,907

Depreciation and amortization					38,934					29,278
Interest income					(3)					(5)
Interest expense					12,653					15,919
Other					(2,235)					(2,060)

Income before income tax provision					$17,148					$16,775

		For the Six Months Ended June 30, 2011					For the Six Months Ended June 30, 2010
				Corporate &					Corporate &
	Payer	Provider	Pharmacy	Eliminations	Consolidated	Payer	Provider	Pharmacy	Eliminations	Consolidated
Revenue from external customers
Claims management	$100,526	$—	$—	$—	$100,526	$94,843	$—	$—	$—	$94,843
Payment services	124,742	—	—	—	124,742	113,324	—	—	—	113,324
Patient statements	—	128,539	—	—	128,539	—	132,294	—	—	132,294
Revenue cycle management	—	142,799	—	—	142,799	—	84,600	—	—	84,600
Dental	—	15,604	—	—	15,604	—	15,884	—	—	15,884
Pharmacy services	—	—	41,398	—	41,398	—	—	39,623	—	39,623
Inter-segment revenue	1,720	240	—	(1,960)	—	1,554	158	—	(1,712)	—

Net revenue	226,988	287,182	41,398	(1,960)	553,608	209,721	232,936	39,623	(1,712)	480,568
Costs and expenses:
Cost of operations	152,872	175,439	17,535	(1,835)	344,011	136,578	143,521	13,979	(1,648)	292,430
Development and engineering	5,727	9,032	3,501	—	18,260	5,966	7,762	3,520	—	17,248
Sales, marketing, general and administrative	13,871	19,955	2,589	26,730	63,145	13,166	13,700	3,061	22,435	52,362

Segment contribution (1)	$54,518	$82,756	$17,773	$(26,855)	128,192	$54,011	$67,953	$19,063	$(22,499)	118,528

Depreciation and amortization					76,956					57,053
Interest income					(6)					(8)
Interest expense					25,282					31,584
Other					(3,638)					(1,770)

Income before income tax provision					$29,598					$31,669

(1)	Segment contribution has been reduced by equity-based compensation expense of $5,910, $4,172, $11,483 and $7,847 for the three months and six months ended June 30, 2011 and 2010, respectively. Segment contribution without such equity-based compensation expense would have been $72,407, $64,079, $139,675 and $126,375 for the three and six months ended June 30, 2011 and 2010, respectively.

Explanation of Non-GAAP Financial Measures
Emdeon’s management believes that, in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These items result from facts and circumstances that vary in frequency and/or impact continuing operations. In addition, management uses results of operations before such excluded items to evaluate the operational performance of Emdeon as a basis for strategic planning and, in the case of Adjusted EBITDA, as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this release.
In this release, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income before income tax provision (benefit), net interest expense and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).
In this release, Emdeon defines Adjusted Net Income as the sum of (i) GAAP net income, (ii) EBITDA Adjustments, (iii) non-cash interest expense and (iv) depreciation and amortization expense resulting from adjustments of assets to fair value in connection with acquisition accounting, less income taxes computed based on a normalized income tax rate. Emdeon defines Adjusted Net Income per fully diluted share as the quotient of Adjusted Net Income and weighted average shares outstanding, assuming all potentially dilutive securities (except for contingently issuable shares subject to performance conditions and shares or other potentially dilutive securities not otherwise contemplated in the share denominator utilized in the applicable year’s financial outlook range) are fully dilutive and outstanding shares from their date of grant or issuance.
To properly evaluate Emdeon’s business, Emdeon encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Emdeon’s business. Emdeon also strongly encourages investors to review the reconciliation of GAAP net income and GAAP net income per diluted share to the applicable non-GAAP measures of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per fully diluted share. These non-GAAP measures, as Emdeon defines them, may not be similar to non-GAAP measures used by other companies.
Management uses Adjusted EBITDA and Adjusted Net Income per fully diluted share to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes these non-GAAP measures assist Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because they remove where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operations.
Emdeon also presents Adjusted EBITDA and Adjusted Net Income per fully diluted share on a forward-looking basis as part of its Financial Outlook for 2011. Emdeon is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because management cannot predict, with sufficient reliability, contingent payments relating to past and possible future acquisitions, changes in the fair value of Emdeon’s interest rate swap agreement and the effect on income taxes of these and other items attributable to Emdeon’s capital structure, all of which are difficult to estimate and primarily dependent on future events.

Emdeon Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited and amounts in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Net income	$9,228	$7,255	$16,503	$11,517
Interest expense, net	12,650	15,914	25,276	31,576
Income tax provision	7,920	9,520	13,095	20,152
Depreciation and amortization	38,934	29,278	76,956	57,053

EBITDA	68,732	61,967	131,830	120,298

Equity-based compensation	5,910	4,172	11,483	7,847
Acquisition method adjustments	—	17	—	193
Facilities consolidation costs	417	(27)	513	403
Acquisition-related costs	1,521	1,087	2,735	2,026
Tax receivable agreements change in estimate	365	—	615	(1,480)
Contingent consideration adjustments	(2,235)	(2,060)	(3,638)	(1,770)

EBITDA Adjustments	5,978	3,189	11,708	7,219

Adjusted EBITDA	$74,710	$65,156	$143,538	$127,517

Emdeon Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income
(unaudited and amounts in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Net income	$9,228	$7,255	$16,503	$11,517
Income tax provision	7,920	9,520	13,095	20,152
EBITDA Adjustments	5,978	3,189	11,708	7,219
Non-cash interest expense	2,586	4,630	5,154	9,218
Depreciation and amortization resulting from acquisition method adjustments	26,790	19,965	52,876	39,141

Adjusted net income before income taxes	52,502	44,559	99,336	87,247
Normalized income tax provision	20,738	17,601	39,238	34,463

Adjusted Net Income	$31,764	$26,958	$60,098	$52,784

Emdeon Inc.
Reconciliation of GAAP Net Income Per Diluted Share of Class A Common Stock to
Adjusted Net Income Per Fully Diluted Share(1)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Net income per diluted share of Class A common stock	$0.06	$0.05	$0.11	$0.07
Impact of assuming full dilution of all outstanding equity instruments for the period	0.02	0.00	0.03	0.01
Adjustments on a per share basis:
Income tax provision	0.06	0.08	0.11	0.17
EBITDA Adjustments	0.05	0.03	0.09	0.06
Non-cash interest expense	0.02	0.04	0.04	0.08
Depreciation and amortization resulting from acquisition method adjustments	0.22	0.16	0.43	0.32

Adjusted net income before income taxes	0.43	0.36	0.81	0.71
Normalized income tax provision	0.17	0.14	0.32	0.28

Adjusted Net Income per fully diluted share	0.26	$0.22	$0.49	$0.43

(1)	The calculation of Adjusted Net Income per fully diluted share assumes the following equity-based instruments were fully converted into Class A common stock on their date of issuance:

	(shares in thousands)
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
Weighted average of:	2011	2010	2011	2010
Class A shares outstanding	91,148	90,633	91,114	90,548
Class B shares outstanding	24,483	24,689	24,483	24,707
Restricted stock units outstanding	900	759	847	666
Options to purchase Class A shares outstanding	7,662	6,488	7,241	6,015

Shares assumed in Adjusted Net Income per fully diluted share calculation	124,193	122,569	123,685	121,936